Exhibit 5.1

January 11, 2018

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:	Registration Statement on Form S-3 Filed by Owens Corning and the Guarantors

Ladies and Gentlemen:

We have acted as counsel for Owens Corning, a Delaware corporation (the “Company”), the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and collectively, the “Covered Guarantors”) and the guarantors listed on Annex B hereto (each, a “Non-Covered Guarantor” and collectively, the “Non-Covered Guarantors” and, collectively with the Covered Guarantors, the “Guarantors”) in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company and the Guarantors, as applicable, of an indeterminate amount of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for other securities of the Company; and (iii) guarantees of the Company’s obligations under the Debt Securities by the Guarantors (the “Guarantees”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

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January 11, 2018

3.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities against payment of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, the Guarantees of such Debt Securities will constitute valid and binding obligations of the Guarantors.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and the Boards of Directors, Boards of Managers or other governing bodies of the Guarantors (or authorized committees thereof), as applicable, the organizational documents of the Company and the Guarantors, as applicable, and applicable law; (iv) the Company and the Guarantors, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of Common Stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such Common Stock; (v) the resolutions authorizing the Company and the Guarantors, as applicable, to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and the Boards of Directors, Boards of Managers or other governing bodies of the Guarantors (or authorized committees thereof), as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Guarantors, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantors.

For purposes of the opinions expressed herein, we have further assumed that: (i) the Debt Securities and related Guarantees will have been issued pursuant to an Indenture, dated as of June 2, 2009, by and among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented from time to time (the “Indenture”); (ii) all terms of the Debt Securities and related Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture

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January 11, 2018

and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Guarantors and the Trustee; and (iii) the Debt Securities and related Guarantees will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

For purposes of our opinions expressed herein, we have further assumed that (i) each of the Non-Covered Guarantors is, and will be at the time of issuance of any Guarantees, a corporation, limited liability company or other entity, as applicable, existing and in good standing under the laws of its jurisdiction of organization (each, a “Jurisdiction”), (ii) the Guarantees, as applicable, (A) will have been authorized by all necessary corporate, limited liability company or other action of the Non-Covered Guarantors, (B) will have been executed and delivered by the Non-Covered Guarantors under the laws of the applicable Jurisdictions and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Guarantees by the Non-Covered Guarantors will not violate or conflict with the laws of the applicable Jurisdictions, the terms and provisions of the organizational documents of each of the Non-Covered Guarantors, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to a Non-Covered Guarantor under the applicable Jurisdictions.

The opinions expressed in paragraphs 2 and 3 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees will be at the time of issuance of any Guarantees, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the Commonwealth of Pennsylvania and the laws of the State of New York, in each case as currently in effect, and we

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January 11, 2018

express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Name of Covered Guarantor	State of Incorporation or Organization
Engineered Pipe Systems, Inc.	Delaware
Eric Company	Delaware
IPM Inc.	Delaware
OCV Intellectual Capital, LLC	Delaware
Owens Corning Automotive, LLC	Delaware
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Construction Services, LLC	Delaware
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning HT, Inc.	Delaware
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning Mineral Wool, LLC	Delaware
Owens Corning Non-Woven Technology, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Technical Fabrics, LLC	Delaware
Owens Corning U.S. Holdings, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Pittsburgh Corning Corporation	Pennsylvania
Thermafiber, Inc.	Delaware

Annex B

Name of Guarantor	State of Incorporation or Organization
CDC Corporation	Wisconsin
InterWrap Corp.	Oregon
Soltech, Inc.	Kentucky